UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 24, 2004

Date of Report (Date of earliest
event reported)

NEORX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, Washington 98119-4114
(Address of principal executive offices) (Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Item 5.    Other Events

NeoRx announced that its Board of Directors has appointed Jerry McMahon, PhD, as Chairman.  Dr. McMahon was named NeoRx’s Chief Executive Officer in May 2004 and will continue to serve in that position.  He succeeds Jack L. Bowman, who retired as Chairman and CEO last month.  Dr. McMahon’s appointment to the Board increases the number of directors from six to seven.  See press release dated June 24, 2004 attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Press release dated June 24, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION
(Registrant)

Date: June 25, 2004	By:	/s/ MICHAEL K. JACKSON
Michael K. Jackson
Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 24, 2004